UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

February 28, 2018

SHUTTERFLY, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33031	94-3330068
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2800 Bridge Parkway

Redwood City, California 94065

(Address of principal executive offices, including zip code)

(650) 610-5200

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Events

Planned Departure of Chief Marketing Officer

John Boris, Senior Vice President and Chief Marketing Officer of Shutterfly, Inc. (the “Company”) is departing the Company effective April 2, 2018. The Company is in the process of searching for a new Chief Marketing Officer.

Correction to Annual Report on Form 10-K for the Year Ended December 31, 2017

In the Annual Report on Form 10-K for the year ended December 31, 2017 filed by the Company with the Securities and Exchange Commission on February 20, 2018 (the “Form 10-K”), the second paragraph on page 47 required clarifying language to make it clear that the percentage in that paragraph reflected fourth quarter-over-quarter growth percentages rather than year-over-year growth percentages. The paragraph as corrected should read as follows:

“As it relates to the growth in our core Shutterfly brand, Shutterfly.com platform growth was 27% higher in the fourth quarter of 2017 compared to the fourth quarter of 2016. This metric is not like-for-like as it benefits this year from the Tiny Prints boutique revenue, as well as higher year-over-year purchases of Shutterfly-brand products by customers migrating from our legacy websites. Excluding the Tiny Prints boutique revenue, Shutterfly brand growth was 15% higher in the fourth quarter of 2017 compared to the fourth quarter of 2016. However, this metric is also not strictly like-for-like. Further, excluding the higher purchases of Shutterfly-brand products by migrating customers gives us the best estimate for organic, like-for-like Shutterfly growth, which was 7% higher in the fourth quarter of 2017 compared to the fourth quarter of 2016 and 6% higher in the full year of 2017 compared to the full year of 2016.”

The foregoing correction does not have any effect on the Company’s financial statements as reported in the Form 10-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SHUTTERFLY, INC.

By:	/s/ Jason Sebring
Jason Sebring Vice President and General Counsel

Date: February 28, 2018